UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2010

Philip Morris International Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-33708	13-3435103
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Park Avenue, New York, New York	10017-5592
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 663-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) For reasons of security and personal safety, Philip Morris International Inc. (the “Company”) requires its Chairman and Chief Executive Officer, Louis C. Camilleri, to use corporate aircraft for all air travel (whether personal or business).

On August 18, 2010, Mr. Camilleri and PMI Global Services Inc., a subsidiary of the Company, entered into a time sharing agreement (the “Agreement”) that will enable Mr. Camilleri to reimburse the Company for his personal use of corporate aircraft. Mr. Camilleri will lease the corporate aircraft from PMI Global Services Inc. for any personal use and will pay the expenses for such personal flights pursuant to the terms of the Agreement. The Agreement may be terminated by either party upon 30 days written notice.

Mr. Camilleri has agreed to reimburse the Company for his personal usage of corporate aircraft under the terms of the Agreement to the extent that the aggregated incremental cost of such usage (as determined by the Company pursuant to Regulation S-K, Item 402) exceeds $200,000 per fiscal year.

The Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

Exhibits

10.1	Time Sharing Agreement between PMI Global Services Inc. and Louis C. Camilleri dated August 18, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILIP MORRIS INTERNATIONAL INC.

By:	/s/ G. PENN HOLSENBECK
Name:	G. Penn Holsenbeck
Title:	Vice President & Corporate Secretary

DATE: August 19, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1	Time Sharing Agreement between PMI Global Services Inc. and Louis C. Camilleri dated August 18, 2010